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                                                                     EXHIBIT 5.1


                [LETTERHEAD OF HUGHES SUPPLY, INC. APPEARS HERE]


                                  June 29, 1998


Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

                     Re: Registration Statement on Form S-8

Gentlemen:

     I am general counsel of Hughes Supply, Inc., a Florida corporation (the "Company"). I am furnishing this opinion in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of 250,000 shares of common stock, par value $1.00 per share of the Company (the "Common Stock"), that may be (i) issued in connection with the matching of contributions (the "Original Issuance Shares") made under the Hughes Supply, Inc. Cash or Deferred Profit Sharing Plan and Trust (the "Plan"), or (ii) acquired by the Trustee of the Plan and held for the account of the Plan participants.

     I have examined and am familiar with the Plan, copies of the Restated Articles of Incorporation and Bylaws of the Company, the Registration Statement, and such other corporate records and documents as I deemed necessary to form the basis for the opinion hereinafter expressed.

     In my examination of such material, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all copies submitted to me. As to questions of fact material to such opinion, I have relied upon statements of officers and representatives of the Company and others.

     Based on the foregoing, it is my opinion that:

     (i)       The Original Issuance Shares have been duly authorized;

     (ii) Upon the issuance and delivery of the Original Issuance Shares, upon receipt of lawful consideration therefor pursuant to the Plan, such Original Issuance Shares will be validly issued, fully paid and non-assessable; and

     (iii) The participations in the Plan to be extended to participants in the Plan will be, when extended in accordance with the Plan, validly issued.



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Hughes Supply, Inc.
June 29, 1998
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     I hereby consent to the reference to me in the Registration Statement and as an attorney who will pass on the legal matters in connection with the offering and to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Benjamin P. Butterfield
                                ---------------------------
                                Benjamin P. Butterfield
                                General Counsel